BLACKBURN & STOLL, LC
                                Attorneys at Law
                          77 West 200 South, Suite 400
                           Salt Lake City, Utah 84101

                                                        Telephone (801) 521-7900
                                                              Fax (801) 521-7965


                                  June 8, 2001



Specialized Health Products International, Inc.
585 West 500 South
Bountiful, Utah 84010

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted counsel to Specialized Health Products International, Inc. (the "Company") in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed on June 8, 2001, to which this opinion is attached as Exhibit 5.1 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to 2,584,197 shares (the "Shares") of common stock of the Company, par value $.02 per share (the "Common Stock"), consisting of 2,500,000 shares of Common Stock issuable upon exercise of options for the purchase of Common Stock ("Options") issued by the Company pursuant to the Specialized Health Products International, Inc. 2000 Stock Option Plan (the "Plan") and 84,197 shares issuable to David Thorne pursuant to an Employment Agreement Between the Company and David Thorne (the "Employment Agreement").

         This opinion is an exhibit to the Registration Statement, and is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act of 1933, as amended (the "1933 Act").

         In that capacity, we have reviewed the Registration Statement, Plan, Employment Agreement and other documents, corporate records, certificates, and other instruments for purposes of this opinion.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein, we have, to the extent we deemed appropriate, relied upon statements and representations of officers and other representatives of the Company and others.

         The law covered by the opinions expressed herein is limited to the Delaware General Corporation Law (including statutory provision and also all applicable provisions of the Delaware Constitution and reported judicial decision interpreting these laws), and we do not express any opinion herein concerning any other law.

         Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company; and

         2. upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the terms of the Employment Agreement, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Employment Agreement and the Registration Statement, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

         In rendering this opinion, we have assumed that the certificates representing the Shares will conform to the form of specimen examined by us and such certificates will be duly executed and delivered by the Company.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                               /s/ Blackburn & Stoll, LC

                                               BLACKBURN & STOLL, LC